EXHIBIT 23.3

              LETTER OF CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use and incorporation by reference of our report on the consolidated balance sheets of Quitral-Co S.A.I.C. and its subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993, included and incorporated by reference herein and to all references to our firm included in or made a part of this Registration Statement on Form S-3 by Pride Petroleum Services, Inc.

                                          PISTRELLI, DIAZ Y ASOCIADOS
                                          ENRIQUE C. GROTZ
                                          Partner


Buenos Aires, Argentina
June 7, 1996